UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report: January 16, 2008

MEXORO MINERALS LTD.

(Exact name of registrant as specified in its charter)

Colorado	0-23561	84-1431797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

C. General Retana #706 Col San Felipe Chihuahua, Chih. Mexico	31203
(Address of principal executive offices)	(Zip Code)

Registrant’s Telephone Number, including area code:  + (52) 614 426 5505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 – Financial Information

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On January 14, 2009 the Company received Notice of Acceleration of three outstanding Secured Convertible Debentures held by Paramount Gold and Silver Corp.  The Notice of Acceleration relates to the Secured Convertible Debenture granted by Mexoro to Paramount Gold and Silver Corp. in the principal amount of $500,000.00 dated May 9, 2008; the Secured Convertible Debenture granted by Mexoro to Paramount in the principal amount of $370,000.00 dated June 18, 2008; and the Secured Convertible Debenture granted by Mexoro to Paramount in the principal amount of $500,000.00 dated July 11, 2008 as amended by an Acknowledgment dated September 10, 2008 (collectively the “Debentures”).  The Debentures are  secured by a security agreement from the Registrant in favor of Paramount dated May 9, 2008  as amended by an Addendum dated June 18, 2008 and a security agreement from Sunburst de Mexico, in favor of Paramount dated June 18, 2008 (collectively, the “Security Agreements”).  The notice of acceleration asserts that the Debentures are in default because the Registrant has failed to cure the defaults noted in a Notice of Default dated December 23, 2008 within the cure period set out in the Notice of Default, namely:

1.

the failure to include the Conversion Shares issuable upon conversion of the Debentures, Warrant Shares issuable upon exercise of the Conversion Warrants and any other securities due to Paramount pursuant to the Debentures in a registration statement within 60 days of the issue date of each Debenture contrary to section 4.3 (h) of each of the Debentures; and

2.

the failure to pay the entirety of the interest owed by you to Paramount in full on or before December 31, 2008.

The Notice of Acceleration is intended to serve as written notice to the Registrant that the entire unpaid principal balance of the Debentures, in the amount of $1,370,000.00 USD, together with all accrued but unpaid interest thereon and all of Paramount’s legal fees in connection with such defaults, which legal fees are currently in the amount of $ 3,000.00 USD, is immediately due and payable in full..

The Registrant believes that it is not in default under the terms of the Debentures, and as such, intends to vigorously defend against any legal action initiated against it by Paramount Gold and Silver Corp.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

MEXORO MINERALS, LTD.

By:  /s/Barry Quiroz                 __

Barry Quiroz, President

January 16, 2009